UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2016

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 4, 2016, CenturyLink, Inc. issued a press release announcing its entry into a definitive agreement to divest its data centers and colocation business, a copy of which is attached hereto as Exhibit 99.1.

Based on certain estimates and assumptions regarding the closing date and various tax matters, CenturyLink currently projects that the net cash proceeds from this divestiture will be approximately $1.5 billion to $1.7 billion. CenturyLink plans to use these net cash proceeds to partly fund its acquisition of Level 3 Communications announced on October 31, 2016. In addition, CenturyLink expects to receive in connection with the divestiture an approximately 10% stake in a newly-formed global secure infrastructure company to be valued at $150 million.

CenturyLink anticipates closing the divestiture of its data centers and colocation business in the first quarter of 2017, subject to the closing conditions specified in the attached press release.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this Current Report on Form 8-K and the press release attached hereto, including statements regarding the expected net proceeds, timing and benefits of the proposed transactions, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies; the possibility that the purchaser will not be able to finance the divestiture on the terms contemplated or at all; the possibility that the anticipated benefits from the proposed transactions cannot be fully realized in the manner contemplated; the possibility that it may be more difficult than anticipated to segregate CenturyLink’s colocation business from its other businesses in connection with the divestiture; the possibility that CenturyLink might be required to pay higher than anticipated tax payments, to make unanticipated payments under the transaction agreements or to otherwise receive less net cash proceeds than anticipated; changes in CenturyLink’s cash requirements, financial position or business, operational or financial plans; the effects of competition from a wide variety of competitive providers; the purchaser’s ability to effectively adjust to changes in the communications industry; possible changes in the demand for, or pricing of, the purchaser’s products and services; the purchaser’s ability to successfully maintain the quality and profitability of its product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the purchaser’s business from possible equipment failures, service outages, security breaches or similar events; adverse changes in the purchaser’s access to credit markets on favorable terms; the purchaser’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; and other risk factors and cautionary statements as detailed from time to time in CenturyLink’s reports filed with the U.S. Securities and Exchange Commission. There can be no assurance that CenturyLink’s proposed divestiture of its data centers and colocation business, its proposed acquisition of Level 3 Communications or any other transactions discussed above will in fact be consummated in the manner described or at all. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transactions. You should not place undue reliance on these forward looking statements, which speak only as of the date of this Current Report on Form 8-K. Unless legally required, CenturyLink undertakes no obligation and expressly disclaims any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Dated: November 7, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 4, 2016.